SIXTH AMENDMENT TO SUBLEASE AGREEMENT

This Sixth Amendment to Sublease Agreement is entered into as of August 1, 2025 (the “Sublease Amendment”), by and between TONTINE ASSOCIATES, LLC, having an office at One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830 (the “Sublessor”), and IES MANAGEMENT ROO, LP, sharing office space with Sublessor (the “Sublessee” and, together with the Sublessor, the “Parties”).
RECITALS

WHEREAS, the Sublessor and IES SHARED SERVICES, INC. (the “Original Sublessee”), are parties to a Sublease dated March 29, 2012 (“Original Sublease”), for a portion of the premises (the “Subleased Premises”) located at One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830 (the “Lease Premises”), which is leased by Sublessor from Sound Shore Partners LLC pursuant to a Lease Agreement (the “Lease Agreement”);

WHEREAS, the Original Sublease expired on March 31, 2016 and (i) was amended by that certain First Amendment to the Original Sublease dated April 1, 2016 between the Sublessor, Original Sublessee and Sublessee (the “First Amendment”), pursuant to which the Original Sublease was novated with respect to the Original Sublessee, and the Sublessee was substituted in place of the Original Sublessee under the Sublease, and the lease term was extended to June 30, 2019, and (ii) was further amended by that certain Second Amendment to the Original Sublease dated May 1, 2019 (the “Second Amendment”), pursuant to which the lease term was further extended to December 31, 2019, and (iii) was further amended by that certain Third Amendment to the Original Sublease dated November 5, 2019 (the “Third Amendment”) pursuant to which the lease term was further extended to February 28, 2023 and (iv) was further amended by that certain Fourth Amendment to the Original Sublease dated December 16, 2022 (the “Fourth Amendment”) and (v) was further amended by that certain Fifth Amendment to the Original Sublease dated August 1, 2024 (the “Fifth Amendment” and, together with the Fourth Amendment, the Third Amendment, the Second Amendment, the First Amendment and the Original Sublease, the “Sublease”), pursuant to which the lease term was further extended to September 30, 2025;

WHEREAS, Sublessor has renewed its Lease Agreement for the Lease Premises effective March 11, 2024 for a term expiring on December 31, 2026, and

WHEREAS, the Parties desire to amend the Sublease, effective as of September 1, 2025 (the “Effective Date”), as set forth below to extend the term of the Sublease for a period of twelve (12) months and to reflect applicable lease rates therein of the Subleased Premises.

NOW THEREFORE, in consideration for the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Sublease as follows:

All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Sublease.

1.Term. The Term of the Sublease shall be extended for twelve (12) months so that the Sublease Expiration Date shall be September 30, 2026.
2.Base Rent. As of the Effective Date, the first paragraph of Section 2.1 of the Sublease is hereby deleted and the following is inserted in its place:
(a) Base Rent. As of the Effective Date and continuing thereafter on the first day of each and every calendar month during the term of this Sublease, Sublessee shall pay to Sublessor, as base rent for the Subleased Premises, monthly rent (exclusive of any Additional Rent pursuant to and in accordance with Article 2.2 of the Original Sublease) (the “Base Rent”) for each calendar month or portion thereof during the Term of this Sublease as follows:

Period	Annual Base Rent*	Monthly Installment*
from September 1, 2025 through and including the Sublease Expiration Date.	$105,718.50	$8,809.87
* See Exhibit B for a reconciliation of these amounts to amounts payable by Sublessor under renewed Lease Agreement.

(b) Additional Rent. Sublessee shall continue to pay the Additional Rent due and owing under the Sublease pursuant to and in accordance with Article 2.2 of the Original Sublease.

3.Sublessor Representations and Warranties.

(a)    Sublessor hereby represents and warrants to Sublessee the following:

(i)attached hereto, marked Exhibit A is a true, complete, and correct copy of the Prime Lease;

(ii)the Prime Lease is in full force and effect and has not been amended or modified except as expressly set forth in Exhibit A;
4.This Sublease Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.All other terms and conditions of the Sublease shall remain the same and in full force and effect.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease Amendment as of the day and year first above written.

SUBLESSOR:
TONTINE ASSOCIATES, L.L.C., a Delaware limited liability company

By:    /s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

SUBLESSEE:
IES MANAGEMENT ROO, L.P., a Texas limited partnership

By: IES OPERATIONS GROUP, INC., its General Partner

By:    /s/ Tracy McLauchlin
Name: Tracy McLauchlin
Title: President & Treasurer

Exhibit A

Prime Lease

Exhibit B
(to IES Sixth Amendment to Sublease Agreement)

Reconciliation of Amounts Payable by Sublessor Under Lease Renewal and Amounts Payable by Sublessee Under Sixth Amendment to Sublease Agreement

9/1/25-9/30/26
Aggregate Square Footage	3,690
Sublessee Share of Square Footage	60%
Sublessee Square Footage	2,214

Annual Fixed Rent Payable by Sublessor before Rent Inclusion Factor	$ 166,050.00
Annual Rent Inclusion Factor	10,147.50
Annual Fixed Rent Payable by Sublessor including Rent Inclusion Factor	$ 176,197.50
Annual Fixed Rent per Square Foot Payable by Sublessor including Rent Inclusion Factor	$47.75

Sublessee’s % Share of Annual Fixed Rent Payable by Sublessor including Rent Inclusion Factor	60%
Sublessee’s Annual Base Rent Payable under Sublease	$ 105,718.50
Sublessee’s Annual Base Rent per Square Foot Payable under Sublease	$47.75

Monthly Fixed Rent Payable by Sublessor before Rent Inclusion Factor	$ 13,837.50
Monthly Rent Inclusion Factor	845.62
Monthly Fixed Rent Payable by Sublessor including Rent Inclusion Factor	$ 14,683.12
Monthly Fixed Rent per Square Foot Payable by Sublessor including Rent Inclusion Factor	$3.98

Sublessee’s % Share of Monthly Fixed Rent Payable by Sublessor including Rent Inclusion Factor	60%
Sublessee’s Monthly Base Rent Payable under Sublease	$ 8809.87
Sublessee’s Monthly Base Rent per Square Foot Payable under Sublease	$3.98
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Note: “Rent Inclusion Factor” is that part of the Fixed Rent payable by Sublessor under Lease Agreement allocable to the provision of electrical energy. In the original Lease Agreement and first three amendments thereto, the Fixed Rent was stated on a basis including the Rent Inclusion Factor. In the fourth and subsequent amendments to the Lease Agreement, the Fixed Rent is stated on a basis before the Rent Inclusion Factor, with the Rent Inclusion Factor identified separately. In the Original Sublease, the First Amendment, the Second Amendment and the Third Amendment, Sublessee’s Base Rent is based on a certain percentage of Sublessor’s Fixed Rent including the Rent Inclusion Factor. In the Fourth Amendment, the Fifth Amendment and this Sixth Amendment to Sublease Agreement, Sublessee’s share of the Fixed Rent is stated as a percentage of the Fixed Rent including the Rent Inclusion Factor, consistent with the Original Sublease and prior amendments.